Lifeway Foods Inc. 8-K

Exhibit 99.1

Lifeway Foods Comments on Edward and Ludmila Smolyansky’s Consent Solicitation and
Urges Shareholders to Disregard the Unlawful Consent Solicitation Statement

MORTON GROVE, Ill., July 3, 2025 — Lifeway Foods, Inc. (NASDAQ: LWAY) (“Lifeway” or the “Company”), a leading U.S. supplier of Kefir and fermented probiotic products to support the microbiome, made the following statement regarding Edward and Ludmila Smolyansky’s consent solicitation statement:

Lifeway values investor feedback and remains focused on maximizing shareholder value.  Lifeway’s strategy has delivered strong shareholder returns (788% over 5 years through the date prior to Danone’s initial unsolicited proposal) and financial results (~100% revenue growth from FY ’19 through FY ’24). We look forward to continuing this momentum for the benefit of all shareholders.

The Smolyanskys’ definitive consent solicitation statement filed on July 2nd violates Illinois law and the Company’s organizational documents.  Their statement purports to set a record date for their proposals, when they don't have a right to do so, and ignores the requirement that all shareholders entitled to vote receive proper notice of the proposed action prior to the taking of any action by written consent --- and they have failed to do so.  In short, their statement is legally deficient.

Accordingly, shareholders are urged to disregard the Smolyanskys’ recent filing and any communications from them that violate the law and our charter/bylaws.

About Lifeway

Lifeway Foods, Inc., which has been recognized as one of Forbes' Best Small Companies, is America's leading supplier of the probiotic, fermented beverage known as Kefir. In addition to its line of drinkable Kefir, the company also produces a variety of cheeses and a ProBugs line for kids. Lifeway's tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, South Africa, United Arab Emirates and France. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Important Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying BLUE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2025 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by visiting the “Investor Relations” tab of the Company’s website at http://lifewaykefir.com/investor-relations/. The Company may file a consent revocation statement in connection with the consent solicitation described in this press release, in which case all references to a proxy statement, proxies, proxy cards and solicitation of proxies referenced in this “Important Additional Information” section and the “Participants in the Solicitation” section below shall be deemed to refer to such consent revocation statement, consent revocations, revocation cards and solicitation of consent revocations.

Participants in the Solicitation

The Company, each of its independent directors (Juan Carlos Dalto, Jody Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher and Pol Sikar) and certain of its executive officers (Julie Smolyansky, Chief Executive Officer, President and Secretary, and Eric Hanson, Chief Financial and Accounting Officer and Treasurer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2025 annual meeting of shareholders. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise and their respective compensation is set forth in the “Information About Our Directors and Executive Officers” section in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 29, 2025 (the “Form 10-K Amendment”), in Part III, Item 11 – Executive Compensation of the Form 10-K Amendment and in the “Security Ownership of Certain Beneficial Owners and Management” section in Part III, Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of the Form 10-K Amendment. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on June 18, 2025 for Julie Smolyansky (available here) and on July 1, 2025 for each of Pol Sikar (available here), Juan Carlos Dalto (available here), Jason Scott Scher (available here), Dorri McWhorter (available here), Perfecto Sanchez (available here), and Jody Levy (available here).

Contacts:

Perceptual Advisors

Dan Tarman

Email: dtarman@perceptualadvisors.com

Derek Miller

Vice President of Communications, Lifeway Foods

Email: derekm@lifeway.net